UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 30, 2003 (January 30, 2003)

AFFYMETRIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-28218	77-0319159
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3380 Central Expressway, Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

(408) 731-5000

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)           Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description

99.1	2002 Unaudited Adjusted Condensed Consolidated Statements of Operations for Illustrative Purposes Only (in thousands, except per share amounts)

Item 9. REGULATION FD DISCLOSURE.

Affymetrix, Inc. (“Affymetrix”) has posted on its website an Unaudited Adjusted Condensed Consolidated Statements of Operations for 2002 to illustrate what the impact would have been on Affymetrix’ 2002 Statements of Operations as the result of two changes in Affymetrix’ business that have occurred effective January 2003.  First, beginning in January 2003, Affymetrix will reclassify future revenues earned from customers for custom chip design services from research revenue into product revenue due to the fact that Affymetrix has fully commercialized its custom product offering.  Second, beginning in January 2003, Affymetrix switched from a distributor based sales model in Japan to a direct sales model.  The impact of this change is that effective January 2003, Affymetrix will sell its products through its direct sales force at the end user price and will not record any distributor commission as a net against product revenue as it had done in 2002.  These statements do not purport to reflect what Affymetrix’ actual results would have been had the changes been implemented in January 2002.  The information contained in this Current Report on Form 8-K, including the exhibit, has not been audited by Affymetrix’ outside auditors.

This Current Report on Form 8-K, including the exhibit, includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.  Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could cause actual outcomes and results to differ materially from current expectations.  For more information regarding potential risks, see the risk factors section of Affymetrix’ most recent report on Form 10-K and Form 10-Q on file with the SEC.  Affymetrix undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

The information contained in Item 9 of this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into Affymetrix’ filings with the SEC under the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

	By:	/s/ Gregory T. Schiffman
Name: Gregory T. Schiffman
Title: Senior Vice President and Chief Financial Officer
Date: January 30, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1	2002 Unaudited Adjusted Condensed Consolidated Statements of Operations for Illustrative Purposes Only (in thousands, except per share amounts)